Exhibit 99.1

Powering the Vertical Economy Shareholder Town Hall May 29, 2025

DISCLAIMER

This presentation is made solely for information purposes and no representation or warranty, express or implied, is made by XTI Aerospace, Inc. (“XTI,” “we,” “us,” “our,” and, together with our subsidiaries, the “Company”) or any of its representatives as to the information contained in this presentation.

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including, without limitation, statements regarding future actions; prospective products, anticipated expenses, applications, customers and technologies; future performance or results of anticipated products; and projected expenses and financial results, are forward-looking statements You can find many (but not all) of these forward-looking statements by looking for words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “would,” “should,” “could,” “may,” or other similar expressions in this presentation.

These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections, including, without limitation: the Company’s history of losses; our ability to achieve or maintain profitability in the future; our limited operating history after our recent business combination with XTI Aircraft Company; our ability to meet the development and commercialization schedule with respect to the TriFan 600; the risk that we have not yet manufactured any non-prototype aircraft or delivered any aircraft to a customer, and that our and our current and future collaborators may be unable to successfully develop and market our aircraft or solutions, or may experience significant delays in doing so; the uncertainties associated with obtaining regulatory approvals of our aircraft including certification by the Federal Aviation Administration, which is a lengthy and costly process; our ability to obtain adequate financing in the future as needed; the risk that our conditional pre-orders for our aircraft (which include conditional aircraft purchase agreements, non-binding reservations, and options) are canceled, modified, delayed or not placed and that we must return refundable deposits; emerging competition and rapidly advancing technology that may outpace our technology; customer demand for the products and services we develop; the impact of competitive or alternative products, technologies and pricing; our ability to develop other new products and technologies; our ability to navigate the regulatory environment and complexities with compliance related to such environment; our ability to attract customers and/or fulfill customer orders; our ability to enhance and maintain the reputation of our brand and expand our customer base; our ability to scale in a cost-effective manner and maintain and expand our manufacturing and supply chain relationships; general economic conditions and events and the impact they may have on us and our potential customers, including, but not limited to increases in inflation rates and rates of interest, supply chain challenges; cybersecurity attacks; our ability to maintain compliance with the continued listing requirements of the Nasdaq Capital Market; lawsuits and other claims by third parties or investigations by various regulatory agencies that we may be subjected to and are required to report; our ability to respond to a failure of our systems and technology to operate our business; our ability to protect our intellectual property; the outcome of any known and unknown litigation and regulatory proceedings; our success at managing the risks involved in the foregoing items; and other risks and uncertainties described in our public filings with the SEC, which are accessible at www.sec.gov, and which you are advised to consult.

This presentation does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful.

The forward-looking statements are based upon management’s beliefs and assumptions and are made as of the date of this presentation. We undertake no obligation to publicly update or revise any forward-looking statements included in this presentation. You should not place undue reliance on these forward-looking statements.

This presentation also contains estimates, projections and other information concerning our industry and our business, including data regarding the estimated size of our markets and their projected growth rates. Unless otherwise indicated, such estimates, projections and other information is based on information released by independent industry analysts and other third-party sources and management estimates. In some cases, we do not expressly refer to the sources from which these data are derived. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data, and our experience in, and knowledge of, such industry and markets, which we believe to be reasonable. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by us.

xti aerospace

Moderator John Ramstead LCDR Navy F - 14 Pilot Hangar X Podcast Host

7 Pillars of the Vertical Economy UAS (Unmanned Aircraft Systems) Advanced Materials Next Generation Manufacturing Power Technologies Aircraft eVTOL / VTOL Artificial Intelligence Airspace Management & Infrastructure

VTOL Future of U.S. Military CRUISE SPEED 300 mph RANGE 1950 miles PAYLOAD 12 Occupants Future Long - Range Attack Aircraft BELL V - 280 VALOR FLRAA

XTI Aerospace Corporate Advisory Board



Michael Tapp
Chairman of the Advisory Board



Stephanie Chung
Former Chief Growth Officer at Wheels Up



Kimberly Montgomery
President of GMR Health Systems



David Oppenheimer
National Security Technologist



Preston Dunlap
Founding Chief Architect of the U.S. Space Force & Air Force



Hanna Tomory
AI & Systems Expert at Palantir Technologies



Javier de la Peña
Strategy Leader at Woven by Toyota



Archduke Sandor Habsburg-Lothringen
Global innovation & Sustainability Advocate

xti aerospace

Town Hall Q&A Moderator John Ramstead

THANK YOU FOR JOINING Please stay connected: C ontact@xtiaerospace.com XTIAerospace.com

xVTOL MARKET OPPORTUNITY REGIONAL xVTOL Less than 5 Competitors URBAN eVTOL 100+ Competitors Range in Miles No New Infrastructure Required

TriFan 600 Meeting Milestones Key Milestones Achieved - FAA Certifications TC Application Certification / Gen Fam / Tech Fam - Downwash/outwash study - Fuel system optimization - Drive Train Vendor Selections - Optimized Air, Inlet, Exhaust designs

VALUATION PATHWAY Conceptual Design Preliminary Design Critical Design First Flight Joby Archer XTI Aerospace Eve